UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

 _______________________________________________________________________________________________________________________________________________________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):		September 24, 2013

HYSTER-YALE MATERIALS HANDLING, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-54799	34-1637659
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5875 LANDERBROOK DRIVE, SUITE 300, CLEVELAND, OHIO		44124-4069
(Address of principal executive offices)		(Zip code)

(440) 449-9600
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 24, 2013, the Board of Directors (the “Board”) of Hyster-Yale Materials Handling, Inc. (the “Company”) elected F. Joseph Loughrey and John M. Stropki as Directors of the Company, effective October 1, 2013, to serve until their successors are elected at the Company's Annual Meeting of Stockholders in May 2014, or until their earlier resignation or removal. The Board determined that Mr. Loughrey will serve as a member of the Audit Review Committee and Nominating and Corporate Governance Committee and Mr. Stropki will serve as a member of the Compensation Committee and Nominating and Corporate Governance Committee.
Mr. Loughrey retired from Cummins Inc. in 2009 after serving in a variety of roles for 35 years, most recently as vice chairman of the board of directors and as the company's president and chief operating officer. Mr. Loughrey served on the Cummins board from July 2005 until May 2009. Mr. Loughrey holds BA from the University of Notre Dame in Economics and African Studies. Mr. Loughrey currently serves on a number of boards, including as chairperson of the Board of Hillenbrand, Inc. and as a member of the Board of Directors of AB SKF and The Vanguard Group.
Mr. Stropki is the executive chairman of Lincoln Electric Holdings Inc., a position that he has held since December 31, 2012. Mr. Stropki has announced that he intends to retire from the Lincoln Electric Holdings, Inc. board and his position as executive chairman in December 2013. Prior to his current position, Mr. Stropki served for more than 40 years in a variety of progressively more responsible roles at Lincoln Electric Holdings, Inc. which concluded with him being named as chairman and chief executive officer in 2004. He holds a BA from Purdue University and MBA from Indiana University. Mr. Stropki currently serves as a member of the Board of Directors of Lincoln Electric Holdings, Inc. and The Sherwin-Williams Company.
Neither Mr. Loughrey nor Mr. Stropki is a party to any transaction described in Item 404(a) of Regulation S-K involving the Company or any of its subsidiaries. Both Mr. Loughrey and Mr. Stropki are eligible to participate in the non-employee director compensation arrangements described in the Company's Proxy Statement for its 2013 Annual Meeting of Stockholders, which the Company filed with the Securities and Exchange Commission on March 18, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	September 27, 2013		HYSTER-YALE MATERIALS HANDLING, INC.

		By:	/s/ Suzanne S. Taylor
Name: Suzanne S. Taylor
Title: Vice President, Deputy General Counsel and Assistant Secretary